Nordson Corporation Reports Third Quarter Fiscal 2024 Results and Updates Annual Guidance

Third Quarter Highlights:
•Sales were $662 million, an increase of 2% year-over-year and in-line with mid-point of guidance
•Earnings per diluted share were $2.04
•Adjusted earnings per diluted share were $2.41, $0.08 above the mid-point of guidance

Updated Full-Year Guidance:
•Increasing full fiscal year 2024 revenue guidance to reflect the addition of Atrion acquisition
•Maintaining full fiscal year 2024 adjusted earnings per diluted share guidance, inclusive of the slightly dilutive fourth quarter Atrion acquisition impact
WESTLAKE, Ohio--(BUSINESS WIRE)--August 21, 2024--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal third quarter ended July 31, 2024. Sales were $662 million, compared to the prior year’s third quarter sales of $649 million. The third quarter 2024 sales included a favorable acquisition impact of 4%, partially offset by an organic sales decrease of 1% and unfavorable currency translation of 1%. The organic sales decrease was driven by lower demand in electronics and medical product lines, partially offset by growth in packaging, nonwovens, and optical sensors product lines.
Net income was $117 million, or $2.04 of earnings per diluted share, compared to prior year’s third quarter net income of $128 million, or $2.22 of earnings per diluted share. Adjusted net income was $138 million, a decrease from the prior year adjusted net income of $147 million. Third quarter 2024 adjusted earnings per diluted share were $2.41, a 6% decrease from the prior year adjusted earnings per diluted share of $2.55. The decrease reflects increased interest expense from prior year acquisitions and slightly lower overall operating margins.
EBITDA in the third quarter was $208 million, or 31% of sales, compared to prior year EBITDA of $208 million, or 32% of sales. EBITDA was flat as improved gross margins were offset by higher selling and administrative expenses, including the first-year effect of the ARAG acquisition.

Commenting on the Company’s fiscal 2024 third quarter results, Nordson President and Chief Executive Officer Sundaram Nagarajan said, “We delivered third quarter revenue in line with our expectations, driven by strong organic growth in our industrial product lines. Our Advanced Technology Solutions segment sequentially grew compared to second quarter, as order entry steadily improves in electronics end markets. Across the company, the teams executed another solid operating performance delivering strong gross margins and 31% EBITDA margin. Overall, I am pleased with our focus on the customer while managing profitability well against headwinds in select businesses.”
Third Quarter Segment Results
Industrial Precision Solutions sales of $371 million increased 10% from the prior year, inclusive of a favorable acquisition impact of 7%, an organic sales increase of 4% and unfavorable currency translation of 1%. The organic sales increase was driven primarily by packaging and nonwovens product lines. Operating profit was $118 million, an increase of $3 million from the prior year. EBITDA in the quarter was $135 million, or 36% of sales, a 10% increase from the prior year third quarter EBITDA of $122 million, or 36% of sales. The year-over-year increase was driven by the ARAG acquisition, and higher organic sales and gross profit.
Medical and Fluid Solutions sales of $167 million decreased 2% compared to the prior year third quarter. The decrease was driven by lower demand in interventional solutions and fluid components product lines. Operating profit was $48 million, a decrease of $6 million from the prior year. EBITDA in the quarter was $62 million, or 37% of sales, down versus the prior year third quarter EBITDA of $68 million, or 40% of sales.
Advanced Technology Solutions sales of $124 million decreased 11% compared to the prior year third quarter, driven by lower organic sales and unfavorable currency translation of 1%. While sequentially higher, the organic sales decrease compared to prior year was driven by softness in electronics processing and x-ray and test product lines, offset by growth in optical sensors product lines. Operating profit was $23 million, a decrease of $4 million from the prior year. EBITDA in the quarter was $26 million, or 21% of sales, a decrease from the prior year third quarter EBITDA of $33 million, or 24% of sales.
Outlook
The Company is entering the fourth quarter of fiscal 2024 with approximately $650 million in backlog, which continues to normalize and remain concentrated in systems businesses. Based on current visibility and order entry trends, the Company is increasing its full-year revenue guidance range to $2,665 million - $2,705 million, inclusive of revenue from the Atrion acquisition in the fiscal fourth quarter. The Company is tightening full-year adjusted earnings per diluted share to the range of $9.45 - $9.65, unchanged at the midpoint, though now inclusive of the slightly dilutive Atrion impact in the fiscal fourth quarter.

Reflecting on the outlook, Nagarajan continued, “Throughout 2024, we have remained focused on delivering high quality operating performance in a dynamic environment. The diversification of our product portfolio, geographic exposure, mix of recurring revenue, in addition to the NBS Next growth framework and the contributions of our recent acquisitions, are positioning us well to end the year in line with record fiscal 2023 revenue. I remain pleased with our ability to manage profitability during this period, while remaining invested in the long-term objectives of the business.”
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Thursday, August 22, 2024 at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.
The Company’s definition of adjusted earnings excludes acquisition related amortization for both current and historical periods. It is not possible for the Company to identify the amount or significance of future adjustments associated with acquisition and integration costs, restructuring costs, acquisition-related amortization, certain non-operating or income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance to a comparable GAAP range.
Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflict between Russia and Ukraine, acts of terror, natural disasters and pandemics, including the recent coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, linkedin/Nordson, or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Nine Months Ended
	July 31, 2024	July 31, 2023	July 31, 2024	July 31, 2023
Sales	$661,604	$648,677	$1,945,439	$1,909,319
Cost of sales	292,603	288,357	862,134	868,007
Gross profit	369,001	360,320	1,083,305	1,041,312
Gross margin %	55.8%	55.5%	55.7%	54.5%

Selling & administrative expenses	201,943	189,324	588,196	553,590
Operating profit	167,058	170,996	495,109	487,722

Interest expense - net	(17,776)	(11,486)	(56,729)	(30,904)
Other income (expense) - net	152	2,542	(971)	(2,059)
Income before income taxes	149,434	162,052	437,409	454,759

Income taxes	32,107	34,161	92,293	95,044

Net income	$117,327	$127,891	$345,116	$359,715

Weighted-average common shares outstanding:
Basic	57,229	56,989	57,171	57,114
Diluted	57,624	57,530	57,620	57,657

Earnings per share:
Basic earnings	$2.05	$2.24	$6.04	$6.30
Diluted earnings	$2.04	$2.22	$5.99	$6.24

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	July 31, 2024	October 31, 2023
Cash and cash equivalents	$165,324	$115,679
Receivables - net	538,541	590,886
Inventories - net	438,167	454,775
Other current assets	82,106	67,970
Total current assets	1,224,138	1,229,310

Property, plant and equipment - net	401,415	392,846
Goodwill	2,785,773	2,784,201
Other assets	793,044	845,413
	$5,204,370	$5,251,770

Notes payable and debt due within one year	$96,288	$115,662
Accounts payable and accrued liabilities	421,979	466,427
Total current liabilities	518,267	582,089

Long-term debt	1,398,155	1,621,394
Other liabilities	434,191	450,227
Total shareholders' equity	2,853,757	2,598,060
	$5,204,370	$5,251,770

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	July 31, 2024	July 31, 2023
Cash flows from operating activities:
Net income	$345,116	$359,715
Depreciation and amortization	99,646	80,637
Other non-cash items	15,435	18,523
Changes in operating assets and liabilities and other	(385)	19,197
Net cash provided by operating activities	459,812	478,072

Cash flows from investing activities:
Additions to property, plant and equipment	(43,786)	(24,244)
Acquisition of businesses, net of cash acquired	—	(377,843)
Other - net	8,896	91
Net cash used in investing activities	(34,890)	(401,996)

Cash flows from financing activities:
Issuance (repayment) of long-term debt	(244,355)	73,956
Repayment of finance lease obligations	(4,505)	(4,769)
Dividends paid	(116,789)	(111,547)
Issuance of common shares	29,142	18,449
Purchase of treasury shares	(34,105)	(78,163)
Net cash provided used in financing activities	(370,612)	(102,074)

Effect of exchange rate change on cash:	(4,665)	5,679
Net change in cash and cash equivalents	49,645	(20,319)

Cash and cash equivalents:
Beginning of period	115,679	163,457
End of period	$165,324	$143,138

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	July 31, 2024	July 31, 2023	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$370,561	$338,257	3.6%	7.4%	(1.4)%	9.6%
Medical and Fluid Solutions	166,737	170,871	(2.0)%	—%	(0.4)%	(2.4)%
Advanced Technology Solutions	124,306	139,549	(10.2)%	—%	(0.7)%	(10.9)%
Total sales	$661,604	$648,677	(0.9)%	3.8%	(0.9)%	2.0%

SALES BY GEOGRAPHIC REGION
Americas	$287,016	$290,515	(3.4)%	2.4%	(0.2)%	(1.2)%
Europe	179,370	167,536	(2.0)%	9.8%	(0.7)%	7.1%
Asia Pacific	195,218	190,626	4.1%	0.8%	(2.5)%	2.4%
Total sales	$661,604	$648,677	(0.9)%	3.8%	(0.9)%	2.0%

	Nine Months Ended		Sales Variance
	July 31, 2024	July 31, 2023	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$1,092,099	$985,610	2.5%	8.8%	(0.5)%	10.8%
Medical and Fluid Solutions	495,229	491,683	0.9%	—%	(0.2)%	0.7%
Advanced Technology Solutions	358,111	432,026	(16.6)%	—%	(0.5)%	(17.1)%
Total sales	$1,945,439	$1,909,319	(2.2)%	4.5%	(0.4)%	1.9%

SALES BY GEOGRAPHIC REGION
Americas	$855,456	$834,125	(0.3)%	2.7%	0.2%	2.6%
Europe	540,750	498,379	(4.5)%	12.2%	0.8%	8.5%
Asia Pacific	549,233	576,815	(3.1)%	0.7%	(2.4)%	(4.8)%
Total sales	$1,945,439	$1,909,319	(2.2)%	4.5%	(0.4)%	1.9%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - NET INCOME TO EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 31, 2024	July 31, 2023	July 31, 2024	July 31, 2023
Net income	$117,327	$127,891	$345,116	$359,715
Income taxes	32,107	34,161	92,293	95,044
Interest expense - net	17,776	11,486	56,729	30,904
Other expense - net	(152)	(2,542)	971	2,059
Depreciation and amortization	33,382	27,102	99,646	80,637
Inventory step-up amortization (1)	—	—	2,944	4,306
Severance and other	2,536	2,049	4,615	5,487
Acquisition-related costs (1)	5,160	7,732	5,757	13,721
EBITDA (non-GAAP) (2)	$208,136	$207,879	$608,071	$591,873
(1) Represents fees, severance and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended				Nine Months Ended
	July 31, 2024		July 31, 2023		July 31, 2024		July 31, 2023
SALES BY SEGMENT
Industrial Precision Solutions	$370,561		$338,257		$1,092,099		$985,610
Medical and Fluid Solutions	166,737		170,871		495,229		491,683
Advanced Technology Solutions	124,306		139,549		358,111		432,026
Total sales	$661,604		$648,677		$1,945,439		$1,909,319

OPERATING PROFIT
Industrial Precision Solutions	$118,110		$115,346		$344,305		$329,439
Medical and Fluid Solutions	48,374		54,019		143,467		141,326
Advanced Technology Solutions	22,945		27,083		60,767		70,136
Corporate	(22,371)		(25,452)		(53,430)		(53,179)
Total operating profit	$167,058		$170,996		$495,109		$487,722

OPERATING PROFIT ADJUSTMENTS (1)
Industrial Precision Solutions	$2,536		$—		$6,077		$—
Medical and Fluid Solutions	—		—		—		1,479
Advanced Technology Solutions	—		2,049		2,078		14,303
Corporate	5,160		7,732		5,161		7,732
Total adjustments	$7,696		$9,781		$13,316		$23,514

DEPRECIATION & AMORTIZATION
Industrial Precision Solutions	$14,521		$7,036		$42,821		$21,166
Medical and Fluid Solutions	13,553		14,133		40,822		41,441
Advanced Technology Solutions	3,368		3,834		10,093		11,656
Corporate	1,940		2,099		5,910		6,374
Total depreciation & amortization	$33,382		$27,102		$99,646		$80,637

EBITDA (NON-GAAP) (2)
Industrial Precision Solutions	$135,167	36%	$122,382	36%	$393,203	36%	$350,605	36%
Medical and Fluid Solutions	61,927	37%	68,152	40%	184,289	37%	184,246	37%
Advanced Technology Solutions	26,313	21%	32,966	24%	72,938	20%	96,095	22%
Corporate	(15,271)		(15,621)		(42,359)		(39,073)
Total EBITDA	$208,136	31%	$207,879	32%	$608,071	31%	$591,873	31%

(1) Represents severance as well as fees and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED NET INCOME AND EARNINGS PER SHARE (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 31, 2024	July 31, 2023	July 31, 2024	July 31, 2023
GAAP AS REPORTED
Operating profit	$167,058	$170,996	$495,109	$487,722
Other / interest expense - net	(17,624)	(8,944)	(57,700)	(32,963)
Net income	117,327	127,891	345,116	359,715
Diluted earnings per share	$2.04	$2.22	$5.99	$6.24

Shares outstanding - diluted	57,624	57,530	57,620	57,657

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$—	$—	$2,944	$4,306
Acquisition-related costs	5,160	7,732	5,757	13,721
Severance and other	2,536	2,049	4,615	5,487

ACQUISITION AMORTIZATION OF INTANGIBLES	$19,202	$13,922	57,412	41,839

Total adjustments	$26,898	$23,703	$70,728	$65,353

Adjustments net of tax	$21,134	$18,706	$55,804	$51,694
EPS effect of adjustments and other discrete tax items	$0.37	$0.33	$0.97	$0.90

NON-GAAP MEASURES-ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
Adjusted Net income (1)	$138,461	$146,597	$400,920	$411,409
Adjusted Diluted earnings per share (2)	$2.41	$2.55	$6.96	$7.14
(1) Adjusted net income is a non-GAAP measure defined as net income plus tax effected adjustments and other discrete tax items.
(2) Adjusted earnings per share is a non-GAAP measure defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

Management uses certain non-GAAP measures, such as adjusted net income, adjusted EPS and EBITDA, internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.
Contact
Lara Mahoney
Vice President, Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com